UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2015

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1601 Green Road

Pompano Beach, Florida 33064

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 404-7770

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 21, 2015, DS Healthcare Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report its entry on December 17, 2015 into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) providing for the issuance and sale by the Company of 2,000,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.50 per share (the “Common Shares”) and warrants to purchase 1,500,000 shares of the Company’s common stock at an exercise price equal to $2.85 (the “Warrants”) for aggregate gross proceeds of $5,000,000.

The Common Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2014 and amended on July 3, 2014 and again on July 25, 2014 and subsequently declared effective on August 4, 2014 (File No. 333- 195344) (the “Registration Statement”). The Company filed a prospectus supplement with the SEC in connection with the sale of the Common Shares on December 22, 2015.

This amendment is being filed solely to amend the Original Form 8-K to include Exhibit 5.1 hereto. Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Warrant (1)
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
Exhibit 10.1	Form of Securities Purchase Agreement (1)
Exhibit 10.2	Engagement Letter with Placement Agent dated December 16, 2015 (1)
Exhibit 10.3	Amendment to Engagement Letter with Placement Agent dated December 18, 2015 (1)
Exhibit 99.1	Press Release dated December 18, 2015 (1)

(1)

Previously filed as an exhibit to the Original Form 8-K and referred to and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: December 29, 2015	By:	/s/ Renee Barch-Niles
Renee Barch-Niles
Chief Executive Officer